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                                                                    Exhibit 10.1

                         TIPPINGPOINT TECHNOLOGIES, INC.
                              AMENDED AND RESTATED
                        2000 EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose and Effect of Plan.

         The purpose of the Amended and Restated 2000 Employee Stock Purchase Plan (the "Stock Purchase Plan" or the "Plan") is to secure for TippingPoint Technologies, Inc., a Delaware corporation (the "Company), and its stockholders the benefits of the incentive inherent in the ownership of the Company's capital stock by employees of the Company and its subsidiaries. The Stock Purchase Plan is intended to comply with the provisions of Section 423 of the Internal Revenue Code of 1986, as amended (the Code), and the Plan shall be administered, interpreted, and construed in accordance with such provisions.

2.       Shares Reserved for the Plan.

         There shall be initially reserved for issuance to and purchase by employees under the Stock Purchase Plan an aggregate of 80,392 shares of Common Stock, $0.01 par value per share, of the Company ("Common Stock"), subject to adjustment as provided in Section 12 and to an annual increase. The annual increase in the number of shares reserved for issuance pursuant to the plan shall be the least of the following: (1) 1% of issued and outstanding shares as of the last day of the prior fiscal year; (2) 60,000 shares; or (3) a smaller number as determined by the Board of Directors. Such annual increase shall occur automatically on the first trading day in January of each year. Shares subject to the Plan may be shares now or hereafter authorized but unissued or shares that were once issued and subsequently reacquired by the Company. The Company reserves the right to purchase shares on the market. If shares are purchased on the market by the Company, the Company will make a cash contribution to the Plan equal to the difference between the employee's purchase price and the price paid for the shares on the market. If and to the extent that any right to purchase reserved shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, such shares which have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3.       Administration of the Plan.

         The Stock Purchase Plan shall be administered, at the expense of the Company, by a committee appointed by the Board of Directors, which shall be designated as the Employee Stock Purchase Plan Committee (the "Committee"), consisting of not less than two members, who shall serve at the pleasure of the Board of Directors. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may request advice or assistance or employ such persons, including a broker or custodian, as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan, the Committee shall have the discretionary authority to interpret the Plan, to supply omissions or correct errors in the Plan, to prescribe, amend and rescind rules and regulations relating to it, to make equitable adjustments for any mistakes made in the administration of the Plan, and to make all other

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determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons unless otherwise determined by the Board of Directors. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present or without a meeting by a written consent to their action taken signed by all members of the Committee.

4.       Eligible Employees.

         All present and future employees of the Company, its present and future domestic subsidiaries and such of its present or future foreign subsidiaries as may be designated from time to time by the Committee, shall be eligible to participate in the Stock Purchase Plan, provided each of such employees:

                  (a) has been employed by the Company and/or any of its subsidiaries (or any predecessor thereof) since the May 31 or November 30 immediately preceding the Enrollment Date in question, as hereinafter defined,

                  (b) has customary employment of a minimum of 20 hours per week during at least five months of the year, and

                  (c) does not own, immediately after the right is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of capital stock of the Company or of any subsidiary company.

         In determining whether a corporation is a subsidiary, the rules of
Section 424(f) of the Code shall be followed and in determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee. Employees eligible to participate in the Stock Purchase Plan pursuant to the provisions of this Section 4 are hereinafter referred to as "Eligible Employees".

         "Leased employees," "independent contractors," or other workers in similar classifications are not eligible to participate.

5.       Election to Participate.

         Each Eligible Employee, at the effective date of the Stock Purchase Plan and at January 1 in each calendar year after the calendar year which includes the effective date, and at July 1, 2000 and each subsequent July 1 (each such January 1 or July 1 being referred to as the "Enrollment Date," and each six-month period beginning on an Enrollment Date being referred to as a "Purchase Period"), may participate in the Plan by filing with the Committee prior to such effective date or Enrollment Date, as the case may be, an Enrollment Form authorizing specified regular payroll deductions (in any whole percent from one percent (1%) through fifteen percent (15%) of his or her base compensation). Base compensation is gross compensation actually paid for the pay period, including overtime pay and overtime premium, but before reductions for 401(k) contributions or cafeteria plan contributions, excluding all bonuses, severance pay, any extraordinary pay, expense

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allowances/reimbursements, moving expenses and income from restricted stock or stock options. Employees who so elect to participate in the Plan are referred to herein as Participating Employees. Payroll deductions for each Participating Employee shall be made regularly commencing on the Enrollment Date, by the Company and shall be credited to an account which the Company shall establish in the name of each participant (the "Payroll Deduction Account"). A Participating Employee may at any time withdraw the entire balance accumulated in his or her Payroll Deduction Account and thereby cease to be a Participating Employee in the Plan until the following Enrollment Date of the Plan. Such payroll deductions shall continue until the Plan terminates or the Participating Employee elects to cease participating or elects to change his or her contribution percentage. A Participating Employee may at any time (but not more than once during a six month period) decrease his or her payroll deduction, but not to less than one percent (1%), by filing a new Enrollment Form, which shall become effective on the following payroll date, or as soon thereafter as practicable. All funds in Payroll Deduction Accounts may be used by the Company for any corporate purpose. Payroll Deduction Accounts are not credited with interest.

6.       Limitation of Number of Shares Which an Employee May Purchase.

         (a) No right to purchase shares under this Stock Purchase Plan shall permit an employee to purchase stock under all employee stock purchase plans of the Company and its subsidiaries at a rate which exceeds either $25,000 of fair market value of such stock (determined at the time the right is granted) for any calendar year in which the right is outstanding, or such other limits as may be imposed by the applicable laws and regulations under the Code in effect during such calendar year.

         (b) The maximum number of shares which an employee may purchase in any one Purchase Period is 1,500. In no event shall an employee purchase shares in excess of the limitation in part (a) of this section.

7.       Purchase Price.

         The purchase price for each share of Common Stock shall be eighty-five percent (85%) of the lesser of (i) the fair market value of such share on the Investment Date (as defined in Section 8) and (ii) the fair market value of such share on the first day of the Purchase Period.

"Fair market value" shall be determined by the Committee by any fair and reasonable means, including if the Common Stock is listed for trading on a national securities exchange or market, the closing price on such exchange or market on the date in question, or if the Common Stock shall not have been traded on such exchange on such date, the closing price on such exchange or market on the first day prior thereto on which the Common Stock was traded.

8.       Method of Payment.

         As of the last business day in June and December during the life of the Plan (each of such dates being known as an "Investment Date"), each Participating Employee shall have the right to purchase the number of whole shares of Common Stock determined by dividing the amount of the balance in his or her Payroll Deduction Account by the purchase price as determined in Section 7.

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Each Participating Employee having funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased with the funds in such account the number of whole shares which such Participating Employee has the right to purchase at the purchase price on that Investment Date. Such shares shall be issued promptly on behalf of the employee participants. Any amount remaining in a Participating Employee's Payroll Deduction Account after any Investment Date shall be retained in his or her Payroll Deduction Account for use in purchasing shares of Common Stock on subsequent Investment Dates or refunded to the Participating Employee if for any reason he or she ceases to participate in the Plan.

9.       Registration of Certificates.

         Stock certificates may be registered in the name of such other agent or custodian as the Board of Directors shall designate or in the name of the individual Participating Employee.

10.      Rights as a Stockholder.

         When a Participating Employee's Payroll Deduction Account shall be charged with the amount of the purchase price of stock, he shall immediately thereupon have all of the rights or privileges of a stockholder of the Company with respect to shares purchased under the Plan, whether or not certificates representing the purchased shares shall have been issued.

11.      Rights Not Transferable.

         Rights under the Plan are not transferable by a Participating Employee and are exercisable only by the Participating Employee.

12.      Adjustment in Case of Changes Affecting the Company's Stock.

         In the event of a subdivision of outstanding shares of Common Stock or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Stock Purchase Plan shall be increased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of a reverse stock split affecting outstanding shares of Common Stock, the number of shares reserved or authorized to be reserved under this Stock Purchase Plan shall be decreased proportionately, and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of Section 424 of the Code. In the event of a corporate transaction described in Section 424(a) of the Code, the Board of Directors of the Company may, alternatively, approve the assumption of the Plan by a successor corporation that becomes the employer of a significant number of Participating Employees ("Successor Employer"). In such event, any uninvested amounts in the Payroll Deduction Accounts of Participating Employees who become employees of the Successor Employer (or its subsidiary) shall be invested in stock of the Successor Employer in accordance with Section 424(a), and such Participating Employees' most recent Enrollment Forms shall be deemed to continue in effect, subject to the right of any Participating Employee to cease participating at any time. In the event of assumption of the Plan, Participating Employees who do not become employees

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of the Successor Employer (or one of its subsidiaries) shall be deemed to have terminated employment, solely for purposes of this Plan.

13.      Retirement, Termination and Death.

         In the event of a Participating Employee's retirement or termination of employment, the amount in his or her Payroll Deduction Account shall be refunded to such Participating Employee. If a Participating Employee is a resident of Texas, in the event of his or her death, the amount in his or her Payroll Deduction Account shall be paid to his or her designated beneficiary. If a Participating Employee is not a resident of Texas, the amount in his or her Payroll Deduction Account shall be paid to his or her surviving spouse; or, if there is no surviving spouse, the Committee, in its sole discretion, may direct payment to the deceased Participating Employee's estate or to one or more of his or her surviving family members.

14.      Amendment of the Plan.

         The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the holders of a majority of the shares of Common Stock of the Company voting thereon, no amendment shall be made (a) increasing or decreasing the number of shares to be reserved under the Plan (other than as provided in Sections 2 and 12) or (b) altering the eligibility criteria for participation in the Plan.

15.      Termination of the Plan.

         The Plan and all rights of employees hereunder shall terminate:

               (a) on any Investment Date when Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

               (b) if the Plan is terminated at any time, at the discretion of the Board of Directors.

         In the event that the Plan terminates under circumstances described at
(a) above, reserved shares remaining as of the termination date shall be issued to Participating Employees in proportion to the balances in the Payroll Deduction Accounts of such employees. Upon termination of the Plan, all amounts held in the Payroll Deduction Accounts shall, to the extent not used to purchase shares of the Common Stock, be refunded to the Participating Employee entitled thereto.

16.      Effective Date of Plan.

         The Plan became effective on April 19, 2000, the date on which a Registration Statement under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan became effective.

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17.      Governmental and Other Regulations.

         The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

18.      Indemnification of Committee.

         Members of the Committee shall be indemnified and entitled to reimbursement of expenses pursuant to the Company's Certificate of Incorporation and bylaws to the same extent as if they were directors of the Company.

19.      Listing of Shares and Related Matters.

         If at any time the Board of Directors or the Committee shall determine, based on opinion of counsel, that the listing, registration or qualification of the shares covered by the Plan upon any national securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale of purchase of shares under the Plan, no shares will be sold, issued or delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to counsel.

20.      Third Party Beneficiaries.

         None of the provisions of the Plan shall be for the benefit of or enforceable by any creditor of a Participating Employee or any other third party. A Participating Employee may not create a lien, encumbrance or assignment on any portion of the cash balance accumulated in his or her Payroll Deduction Account or on any shares covered by a right to purchase before a stock is issued for his or her benefit.

21.      General Provisions.

         The Plan shall neither impose any obligation on the Company or on any parent or subsidiary corporation to continue the employment of any Participating Employee, nor in any way limit or restrict the right of the Company or any parent or subsidiary to discharge any Participating Employee or to change his or her position or compensation. For purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual is an "employee" of such corporation within the meaning of Section 423(a)(2) of the Code and the regulations and rulings interpreting such Section. For purposes of the Plan, the transfer of a Participating Employee from employment with the Company to employment with a parent or subsidiary of the Company, or vice versa, shall not be deemed a termination of employment of the Participating Employee. Subject to the specific terms of the Plan, all Participating Employees granted rights to purchase shares hereunder shall have the same rights and privileges.

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22.      Governing Law.

         The Plan and rights to purchase shares that may be granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to any principles of conflicts of laws that would require application of laws of a different jurisdiction.

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